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                                                                     EXHIBIT 4.2
                                                                     -----------

                               1989 STOCK PLAN OF
                               ---- ----- ---- --
                               UNIVAX CORPORATION
                               ------ -----------

SECTION 1. ESTABLISHMENT AND PURPOSE.
------- -- ------------- --- -------

          The Plan was established in 1989 to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422A of the Code.

SECTION 2. DEFINITIONS.
------- -- -----------

         (a) "Board of Directors" shall mean the Board of Directors of the
             --------------------
Company, as constituted from time to time.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;
             ------

         (c) "Committee" shall mean a committee of the Board of Directors, as
             -----------
described in Section 3(a).

         (d) "Company" shall mean Univax Corporation, a Delaware corporation.
             ---------

         (e) "Employee" shall mean (i) any individual who is a common-law
             ----------
employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors and (iii) an

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independent contractor who performs services for the Company or a Subsidiary.
Service as a member of the Board of Directors or as an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

          (f)  "Exercise Price" shall mean the amount for which one Share may be
               ----------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

          (g)  "Fair Market Value" shall mean the fair market value of a Share,
               ----- ------ ------
as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          (h)  "ISO" shall mean an employee incentive stock option described in
               -----
section 422A(b) of the Code.

          (i)  "Nonstatutory Option" shall mean an employee stock option not
               ------------- -------
described in sections 422(b), 422A(b), 423(b) or 424(b) of the Code.

          (j)  "Offeree" shall mean an individual to whom the Committee has
               ---------
offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

          (k)  "Option" shall mean an ISO or Nonstatutory Option granted under
               --------
 the Plan and entitling the holder to purchase Shares.

          (1)  "Optionee" shall mean an individual who holds an Option.
               ----------

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          (m)  "Plan" shall mean this 1989 Stock Plan of Univax Corporation.
               ------

          (n)  "Purchase Price" shall mean the consideration for which one Share
               --------- ------
may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

          (o)  "Service" shall mean service as an Employee.
               ---------

          (p)  "Share" shall mean one share of Stock, as adjusted in accordance
               -------
with Section 9 (if applicable).

          (q)  "Stock" shall mean the Common Stock of the
                ------
Company.

          (r)  "Stock Option Agreement" shall mean the agreement between the
               -----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his Option.

          (s)  "Stock Purchase Agreement" shall mean the agreement between the
               --------------------------
Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

          (t)  "Subsidiary" shall mean any corporation, if the Company and/or
               ------------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a


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date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.
------- -  --------------

          (a)  Committee Membership. The Plan shall be administered by the
               --------- ----------
Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

          (b) Committee Procedures. The Board of Directors shall designate one
              --------- ----------
of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

          (c) Committee Responsibilities.  Subject to the provisions of the
              --------- ----------------
Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)  To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;



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          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

           (v) To select the Offerees and Optionees;

          (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

         (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

        (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;


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          (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

          (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.
------- -  -----------

          (a) General Rule.  Only Employees shall be eligible for designation as
              ------- ----
Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

          (b) Ten-Percent Stockholders.  An Employee who
              --- ------- ------------
owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of

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the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

          (c) Attribution Rules.  For purposes of Subsection (b) above, in
              ----------- -----
determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

          (d) Outstanding Stock.  For purposes of Subsection (b) above,
              ----------- -----
"outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.
------- -  ---------------------

          (a) Basic Limitation.  Shares offered under the Plan shall be
              ----- ----------
authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 2,500,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares

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which are subject to Options or other rights outstanding at any time under the
Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b) Additional Shares.  In the event that any outstanding Option or
              ---------- ------
other right for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.
------- -  ----- --- ---------- -- ------ -- -----

          (a) Stock Purchase Agreement.  Each award or sale of Shares under the
              ----- -------- ---------
Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock

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Purchase Agreements entered into under the Plan need not be identical.

          (b) Duration of Offers and Nontransferability of Rights.  Any right to
              -------- -- ------ --- ------------------ -- ------
acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

          (c) Purchase Price. The Purchase Price of Shares to be offered under
              -------- -----
the Plan shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in
Section 8.

          (d) Withholding Taxes.  As a condition to the purchase of Shares,
              ----------- -----
the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

          (e) Restrictions on Transfer of Shares.  Any Shares awarded or sold
              ------------ -- -------- -- ------
under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall

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apply in addition to any general restrictions that may apply to all holders of
Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
------- -  ----- --- ---------- -- -------

          (a) Stock Option Agreement.  Each grant of an Option under the Plan
              ----- ------ ---------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b) Number of Shares.  Each Stock Option Agreement shall specify the
              ------ -- ------
number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c) Exercise Price.  Each Stock Option Agreement shall specify the
              -------- -----
Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair

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Market Value of a Share on the date of grant.  Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

          (d) Withholding Taxes.  As a condition to the exercise of an Option,
              ----------- -----
the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          (e) Exercisability and Term.  Each Stock Option Agreement shall
              -------------- --- ----
specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for accelerated exercisability in the event of the

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Optionee's death, disability or retirement (or other events) and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment for any reason.

          (f) Nontransferability.  During an Optionee's lifetime, his Option(s)
              ------------------
shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          (g) No Rights as a Stockholder.  An Optionee, or a transferee of an
              -- ------ -- - -----------
Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

          (h) Modification, Extension and Renewal of Options.  Within the
              ------------  --------- --- ------- -- -------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

          (i) Restrictions on Transfer of Shares.  Any Shares issued upon
              ------------ -- -------- -- ------
exercise of an Option shall be subject to

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such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.  PAYMENT FOR SHARES.
------- -   ------- --- ------

          (a) General Rule.  The entire Purchase Price or Exercise Price of
              ------- ----
Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b) and (c) below.

          (b) Surrender of Stock.  To the extent that a Stock Option Agreement
              --------- -- -----
so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchase under the Plan.

          (c) Services Rendered.  At the discretion of the Committee, Shares may
              -------- --------
be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall

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make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

SECTION 9.  ADJUSTMENT OF SHARES.
------- -   ---------- -- ------

          (a)  General.  In the event of a subdivision of the outstanding Stock,
               -------
a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

          (b)  Reorganizations.  In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation,for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for their settlement in cash, for the acceleration of

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their exercisability followed by the cancellation of Options not exercised or for the cancellation of Options not exercised without an acceleration, in all cases without the Optionees' consent.

          (c)  Reservation of Rights.  Except as provided in this Section 9, an
               ----------- -- ------
Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.  LEGAL REQUIREMENTS.
------- --   ----- ------------

          (a)  Securities Laws.  Shares shall not be issued under the Plan
               ---------- ----
unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable

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requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

          (b) S Corporation Status.  In the event that the Company is an "S
              - ----------- ------
corporation," as defined in section 1361(a) of the Code, Shares shall not be issued under the Plan if the issuance or delivery of such Shares would cause the Company to lose its status as an "S corporation."

SECTION 11.  NO EMPLOYMENT RIGHTS.
------- --   -- ---------- ------

          No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12.  DURATION AND AMENDMENTS.
------- --   -------- --- ----------

          (a)  Term of the Plan.  The Plan, as set forth herein, shall become
               ---- -- --- ----
effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any Option grants or Stock awards

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already made shall be null and void, and no additional Option grants or Stock awards shall be made after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)  Right to Amend or Terminate the Plan.  The Board of Directors may
               ----- -- ----- -- --------- --- ----
amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

          (c)  Effect of Amendment or Termination.  No Shares shall be issued or
               ------ -- --------- -- -----------
sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

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SECTION 13.  EXECUTION.
------- --   ---------

          To record the adoption of the Plan by the Board of Directors on ____________ __, 1989, the Company has caused its authorized officer to execute the same.


                                                 UNIVAX BIOLOGICS, INC.



                                                 By /s/ Cabot R. Caskie
                                                    -------------------
                                                        Secretary

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